As filed with the Securities and Exchange Commission on April 4, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3221585
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

487 East Middlefield Road Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

CALLVISION, INC. 1999 STOCK PLAN

RETAIL SOLUTIONS INTERNATIONAL, INC. 2001 STOCK PLAN

(Full title of plans)

(Name, address and telephone number of agent for service)

Stratton D. Sclavos

Chief Executive Officer

VeriSign, Inc.

487 East Middlefield Road

Mountain View, California 94043

(650) 961-7500

Copies to:

James M. Ulam, Esq.	Jay Gary Finkelstein, Esq.
Senior Vice President, General Counsel	DLA Piper Rudnick Gray Cary US LLP
VeriSign, Inc.	1775 Wiehle Avenue
487 East Middlefield Road	Reston, Virginia 20190
Mountain View, California 94043	(703) 773-4000
(650) 961-7500

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, $0.001 par value
CallVision Plan	76,980	$7.18	$552,716.40	$59.14
RSI Plan	75,458	$1.35	$101,868.30	$10.90
TOTAL	152,438		$654,548.70	$70.04

(1)	Represents shares subject to outstanding options assumed by the Registrant and subject to the CallVision, Inc. 1999 Stock Plan (the “CallVision Plan”) and the Retail Solutions International, Inc. 2001 Stock Plan (the “RSI Plan”), as indicated.
(2)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to the introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents which have been filed by VeriSign, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005;

(b)	All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), since the end of the fiscal year covered by the document referred to in (a) above; and

(c)	Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered and registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the ”Securities Act”).

As permitted by the DGCL, the Registrant’s Certificate of Incorporation, as amended, provides that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding unlawful payments of dividends and unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived any improper personal benefit.

In addition, as permitted by Section 145 of the DGCL, the Bylaws of the Registrant, as amended, provide that:

(i) the Registrant is required to indemnify to the fullest extent authorized by law, subject to certain very limited exceptions, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith;

(ii) the Registrant is required to advance expenses, as incurred, to its indemnitees in connection with defending a legal proceeding; provided, however, that, if the DGCL so requires, an advancement of expenses to a director or officer will be made only if an undertaking is delivered to the corporation to repay all amounts advanced if it is ultimately determined that indemnification is unavailable;

(iii) an indemnitee may bring suit against the Registrant to recover the unpaid amount of any claim within 60 days after a written claim has been received by the Registrant;

(iv) the rights conferred in the Bylaws, as amended, are not exclusive. The Registrant’s obligation to indemnify an indemnitee must be reduced by any amounts such indemnitee receives (1) from insurance policies purchased by the Registrant, (2) from another corporation, partnership, joint venture, trust or other enterprise for whom the indemnitee was serving at the request of the Registrant, or (3) under any other applicable indemnification provision;

(v) the Registrant may indemnify and advance expenses to employees and agents of the Registrant to the same extent as it provides indemnification and advancement of expenses to its directors and officers, except as otherwise directed by law, its Certificate of Incorporation, the Bylaws, agreement or vote.

The Registrant has entered into Indemnification Agreements with each of its current directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and to provide additional procedural protections.

The Registrant, with approval by the Registrant’s Board of Directors, has obtained directors’ and officers’ liability insurance.

See also the undertakings set out in response to Item 9.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.03 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on January 29, 1998 (file no. 333-40789))

4.2	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Registrant dated May 27, 1999 (incorporated herein by reference to Exhibit 4.03 of the Registrant’s Registration Statement on Form S-8 filed with the Commission on July 15, 1999 (file no. 333-82941))

4.3	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Registrant dated June 8, 2000 (incorporated herein by reference to Exhibit 4.03 of the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 14, 2000 (file no. 333-39212))

4.4	Amended and Restated Bylaws of the Registrant, effective December 18, 2002 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 2003 (file no. 000-23593))

4.5	Article II, Section 2 of the Amended and Restated Bylaws of the Registrant, as amended and restated, effective May 3, 2005 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2005 (file no. 000-23593))

4.6	CallVision, Inc. 1999 Stock Plan (filed herewith)

4.7	Retail Solutions International, Inc. 2001 Stock Plan (filed herewith)

5.1	Opinion of DLA Piper Rudnick Gray Cary US LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.01	Power of Attorney (included on signature page)

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 3rd day of April, 2006.

VERISIGN, INC.

By:	/s/ Stratton D. Sclavos
Stratton D. Sclavos
President, Chief Executive Officer and
Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of VeriSign, Inc., a Delaware corporation, do hereby constitute and appoint Stratton D. Sclavos, Dana L. Evan and James M. Ulam, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stratton D. Sclavos Stratton D. Sclavos	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 3, 2006

/s/ Dana L. Evan Dana L. Evan	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 3, 2006

/s/ D. James Bidzos D. James Bidzos	Vice Chairman of the Board	April 3, 2006

/s/ William L. Chenevich William L. Chenevich	Director	April 3, 2006

/s/ Michelle Guthrie Michelle Guthrie	Director	April 3, 2006

/s/ Scott G. Kriens Scott G. Kriens	Director	April 3, 2006

/s/ Len J. Lauer Len J. Lauer	Director	April 3, 2006

/s/ Roger H. Moore Roger H. Moore	Director	April 3, 2006

/s/ Edward A. Mueller Edward A. Mueller	Director	April 3, 2006

/s/ Gregory L. Reyes Gregory L. Reyes	Director	April 3, 2006

/s/ William A. Roper, Jr. William A. Roper, Jr.	Director	April 3, 2006

/s/ Louis A. Simpson Louis A. Simpson	Director	April 3, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.03 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on January 29, 1998 (file no. 333-40789))

4.2	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Registrant dated May 27, 1999 (incorporated herein by reference to Exhibit 4.03 of the Registrant’s Registration Statement on Form S-8 filed with the Commission on July 15, 1999 (file no. 333-82941))

4.3	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Registrant dated June 8, 2000 (incorporated herein by reference to Exhibit 4.03 of the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 14, 2000 (file no. 333-39212))

4.4	Amended and Restated Bylaws of the Registrant, effective December 18, 2002 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 14, 2003 (file no. 000-23593))

4.5	Article II, Section 2 of the Amended and Restated Bylaws of the Registrant, as amended and restated, effective May 3, 2005 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2005 (file no. 000-23593))

4.6	CallVision, Inc. 1999 Stock Plan (filed herewith)

4.7	Retail Solutions International, Inc. 2001 Stock Plan (filed herewith)

5.1	Opinion of DLA Piper Rudnick Gray Cary US LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.01	Power of Attorney (included on signature page)